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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                      --------------------

                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2007

                        Adams Golf, Inc.
       (Exact Name of Registrant as Specified in Charter)

           Delaware                 000-24583           75-2320087
 (State or Other Jurisdiction    (Commission File      (IRS Employer
       of Incorporation)             Number)        Identification No.)

    300 Delaware Avenue, Suite 572
         Wilmington, Delaware                         19801
    (Address of Principal Executive                (Zip Code)
               Offices)

Registrant's telephone number, including area code: (302) 427-5892

                         Not applicable
  (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.
             ------------------------------------------

     On May 15, 2007, we entered into an Executive Change of Control and Severance Agreement (the "Agreement") with Eric Logan, our Chief Financial Officer. The term of the Agreement runs for three years from the date of the Agreement. Pursuant to the Agreement, if Mr. Logan's employment with our company is terminated pursuant to a Sale Termination, Change of Control Termination or generally without cause, all unpaid salary owed to Mr. Logan will be immediately due and payable and we must provide Mr. Logan will all salary, benefits and expense reimbursements to which Mr. Logan would otherwise be entitled through and including the date of his termination.

     Under the Agreement, a "Sale Termination" means Mr. Logan is terminated without cause within three years from the date of the Agreement, and one or both of the following are imminently anticipated or actually takes place: (i) the sale or transfer of a majority of the capital stock of our company to an unaffiliated entity; or (ii) the sale of substantially all of the assets of our company to an unaffiliated entity. A "Change of Control Termination" means Mr. Logan is terminated without cause within three years from the date of the Agreement, and one or both of the following are imminently anticipated or actually takes place:
(i) a person becomes the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of our company representing 51% or more of the combined voting power of our company's then outstanding securities; or (ii) our stockholders approve a merger, consolidation, sale or disposition of substantially all of our assets, or a plan of liquidation or dissolution of our company.

     A "termination" is defined in the Agreement as meaning any of the following:

     *    a reduction in Mr. Logan's base salary;

     * a relocation of Mr. Logan's principal place of business to any location not within the greater Dallas/Fort Worth metropolitan area;

     * assignment to Mr. Logan of any duties inconsistent with and inferior to the position with our company that he held immediately prior to the execution of the Agreement, or a significant adverse alteration in the nature or status of Mr. Logan's responsibilities or the conditions of Mr. Logan's employment from those in effect immediately prior to the execution of the Agreement;

     * failure by our company to continue in effect any compensation plan in which Mr. Logan participates immediately prior to the execution of the Agreement that is material to Mr. Logan's total compensation including, without limitation, the Adams Golf, Inc. 2002 Equity Incentive Plan, or similar agreement, or our failure to continue Mr. Logan's participation in any such compensation plan on a basis at least as favorable as that which existed at the time of execution of the Agreement;

     * failure by our company to continue to provide Mr. Logan with benefits substantially similar at a substantially similar cost to those enjoyed by him under any of our life insurance, medical, health and accident, or disability plans in which Mr. Logan was participating at the execution of the Agreement, or the taking of any action by our company which would directly or indirectly materially reduce any of such benefits or deprive Mr. Logan of any material fringe benefit enjoyed by him at the execution of the Agreement;

     *    the firing or laying off of Mr. Logan; or

     * any material breach of the Agreement by our company or our successors.

     In the event of a Sale Termination, a Change of Control termination or in the event that Mr. Logan is terminated without cause, then we will provide him with the following in exchange for a general release:

     * payment of base salary for the twelve (12) month period following his termination;

     * substantially equal medical benefits for the twelve (12) month period following his termination; and

     * immediate vesting of any stock options granted under the Adams Golf, Inc. 2002 Equity Incentive Plan or similar plan, and Mr. Logan will have 120 days following termination to exercise such options.


     Any of the above listed payments owed to Mr. Logan may be offset by any severance payments paid to him by our company or our successor. In the event of a Sale Termination or Change of Control Termination, Mr. Logan is not required to mitigate his payments or benefits by securing other employment. If a Sale or Change of Control Termination does not occur during the term of the Agreement, the Agreement will expire.

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     If Mr. Logan is terminated without cause, even if it is not a Sale Termination or Change of Control Termination, Mr. Logan will be entitled to receive the Severance Payments. If Mr. Logan is terminated for cause or he terminates his employment without good reason, we are obligated to (i) pay Mr. Logan's accrued salary and any other accrued benefits through the effective date of his termination, (ii) reimburse Mr. Logan for expenses incurred through the effective date of termination, (iii) pay or otherwise provide for any benefits, payments or continuation or conversion rights in accordance with the provisions with any employee benefit plan, and (iv) pay Mr. Logan and his beneficiaries any compensation and/or provide Mr. Logan or his eligible dependents any benefits through the effective date of termination.

    This Agreement supercedes the Change of Control Agreement we entered into with Mr. Logan on March 26, 2006.


Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers;
              Compensatory Arrangements of Certain Officers.

(e)  On May 15, 2007, we entered into the Agreement with Eric
Logan, our Chief Financial Officer. The Agreement is described in "Item 1.01 - Entry into a Material Definitive Agreement", above.





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                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ADAMS GOLF, INC.


     Date:  May 21, 2007           By: /s/ Eric Logan
                                      -----------------------
                                      Eric Logan
                                      Chief Financial Officer














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